Exhibit 99.1

PRESS RELEASE

Cyren Announces Second Quarter 2019 Financial Results

- - -

First half revenue up 15% as quarterly revenue increases 6% year-over-year

McLean, Va. – August 14, 2019 – Cyren (NASDAQ: CYRN) today announced its second quarter 2019 financial results for the period ending June 30, 2019.

During the second quarter, Cyren reported quarterly revenues of $9.7 million – an increase of 6% over the second quarter of 2018. For the first half of the year, year-to-date revenues were $19.4 million, representing a 15% annual increase over the same period in 2018.

Early in the second quarter, the company announced that Brett Jackson was appointed by Cyren’s Board of Directors to succeed Lior Samuelson as the company’s next Chief Executive Officer. Brett started in the position on May 6 and will present the company’s financial results during the second quarter earnings call later today.

“Cyren reported revenue growth during the second quarter on top of a strong quarter a year ago,” said Brett Jackson, CEO of Cyren. “While growth was relatively modest, it was our largest quarter to date. My first 100 days have been focused on getting to know our business and my top priority is clear; driving more revenue growth going forward. I am very encouraged by the market opportunity I see, and our team is committed to improving key aspects of our business related to this priority.”

Second Quarter 2019 Financial Highlights:

●	Revenues for the second quarter of 2019 were $9.7 million, compared to $9.2 million during the second quarter of 2018.

●	GAAP net loss for the second quarter of 2019 was $4.6 million, compared to a net loss of $4.2 million in the second quarter of 2018.

●	GAAP loss per basic and diluted share for the second quarter of 2019 was $0.08, compared to a loss of $0.08 per basic and diluted share for the second quarter of 2018.

●	Non-GAAP net loss for the second quarter of 2019 was $4.1 million, compared to a Non-GAAP net loss of $3.5 million for the second quarter of 2018.

●	Non-GAAP loss per basic and diluted share was $0.08 for the second quarter of 2019, compared to a Non-GAAP loss of $0.07 per share in second quarter of 2018.

●	Operating cash flow during the second quarter of 2019 was $0.8 million, compared to operating cash flow of $1.1 million during the second quarter of 2018.

●	Net cash flow for the second quarter of 2019 was $0.0 million, compared to negative $1.2 million during the second quarter of 2018.

●	Cash balance as of June 30, 2019 was $12.4 million, compared to $17.6 million as of December 31, 2018.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	During the second quarter, Cyren made several significant executive appointments. In addition to Brett Jackson being named as CEO, the company also named Dr. Richard Ford as Chief Technical Officer and promoted Lior Kohavi to the position of Chief Strategy Officer and EVP of Advanced Solutions. The press release can be viewed here.

●	During the second quarter, Cyren expanded a multi-year, multi-million dollar contract with one of its largest Threat Intelligence Service customers. At the end of 2018, the customer renewed its contract for three years at a 17% premium, and during the quarter added additional services that grew the contract by another 13%.

●	Since the beginning of 2019, Cyren‘s researchers have discovered over 5,000 new, unique phishing kits which had been released for sale to prospective hackers for as little as $50. Cyren’s security lab found that the "phishing-as-a-service" industry is booming, and that 87% of phishing kits include evasive techniques. Cyren researchers were among the first cybersecurity industry experts to identify new and unique phishing techniques, and their efforts help combat the increasing problem of phishing attacks.

Financial Results Conference Call:

The company will host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, August 14, 2019 to discuss second quarter results.

U.S. Dial-in Number: 1-877-407-0312
Israel Dial-in Number: 1-80-940-6247
International Dial-in Number: 1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20190814.

For those unable to participate in the live conference call, a replay will be available until August 28, 2019. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13693115. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's 100% cloud security solutions to protect them against cyber attacks and data loss every day. Powered by the world's largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our CEO transition, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

Media Contact
Matthew Zintel
Zintel Public Relations
+1.281.444.1590
matthew.zintel@zintelpr.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$9,711	$9,190	$19,366	$16,826

Cost of revenues	3,789	3,632	7,789	7,014

Gross profit	5,922	5,558	11,577	9,812

Operating expenses:

Research and development, net	4,297	3,664	8,474	7,019

Sales and marketing	3,590	4,057	7,446	8,202

General and administrative	2,398	1,947	4,830	3,985

Total operating expenses	10,285	9,668	20,750	19,206

Operating loss	(4,363)	(4,110)	(9,173)	(9,394)

Other income (expense), net	17	(15)	265	(17)

Financial expense, net	(268)	(102)	(321)	(98)

Loss before taxes	(4,614)	(4,227)	(9,229)	(9,509)

Tax benefit	41	48	80	94

Net loss	$(4,573)	$(4,179)	$(9,149)	$(9,415)

Loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.17)	$(0.18)

Weighted average number of shares outstanding:
Basic and Diluted	54,424	53,446	54,300	53,414

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S.dollars, except per share amounts)

	Three months ended June 31,		Six months ended June 31,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$5,922	$5,558	$11,577	$9,812
GAAP gross margin	61%	60%	60%	58%
Plus:
Stock-based compensation	33	45	62	76
Amortization of intangible assets	767	933	1,606	1,785
Non-GAAP gross profit	6,722	6,536	13,245	11,673
Non-GAAP gross margin	69%	71%	68%	69%

GAAP operating loss	(4,363)	(4,110)	(9,173)	(9,394)
Plus:
Stock-based compensation	313	350	582	673
Amortization of intangible assets	890	1,088	1,853	2,097
Capitalization of technology	(650)	(767)	(1,392)	(1,644)
Non-GAAP operating loss	(3,810)	(3,439)	(8,130)	(8,268)

GAAP net loss	(4,573)	(4,179)	(9,149)	(9,415)
Plus:
Stock-based compensation expense	313	350	582	673
Intangible amortization expense	890	1,088	1,853	2,097
Adjustment to earn-out liabilities	-	25	-	52
Amortization of deferred tax assets	(58)	(62)	(115)	(126)
Gain from an earn-out liability settlement	0	-	(256)	-
Capitalization of technology	(688)	(767)	(1,458)	(1,644)
Non-GAAP net loss	$(4,116)	$(3,545)	$(8,543)	$(8,363)

Numerator for non-GAAP EPS calculation	$(4,116)	$(3,545)	$(8,543)	$(8,363)
Non-GAAP net loss per share	$(0.08)	$(0.07)	$(0.16)	$(0.16)

GAAP weighted-average shares used to compute net loss per share	54,424	53,446	54,300	53,414

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	June 30,	December 31,
	2019	2018
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$12,405	$17,571
Trade receivables, net	3,026	3,658
Deferred commissions	918	887
Prepaid expenses and other receivables	1,511	778
Total current assets	17,860	22,894

Long-term deferred commissions	1,714	1,880
Long-term lease deposits	817	821
Operating lease right-of-use assets	9,313	-
Severance pay fund	573	503
Property and equipment, net	4,625	4,608
Intangible assets, net	8,471	8,802
Goodwill	20,449	20,519
Total long-term assets	45,962	37,133
Total assets	$63,822	$60,027

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$845	$1,668
Employees and payroll accruals	3,798	3,959
Accrued expenses and other liabilities	998	910
Operating lease liabilities	1,292	-
Earn-out consideration	-	2,926
Deferred revenues	9,799	5,773
Total current liabilities	16,732	15,236

Deferred revenues	2,882	503
Convertible notes	10,000	10,000
Long-term operating lease liabilities	8,341	-
Deferred tax liability	998	1,130
Accrued severance pay	736	598
Other liabilities	352	700
Total long-term liabilities	23,309	12,931

Shareholders’ equity	23,781	31,860
Total liabilities and shareholders’ equity	$63,822	$60,027

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Unaudited

Net loss	$(4,573)	$(4,179)	$(9,149)	$(9,415)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	-	14	1	14
Depreciation	475	541	936	996
Stock-based compensation	314	350	583	673
Amortization of intangible assets	885	1,088	1,851	2,097
Amortization of deferred commissions	(280)	318	(612)	560
Amortization of operating lease right-of-use assets	362	-	713	-
Interest on convertible notes	142	-	282	-
Other expenses (income) related to the earn-out consideration	(1)	25	(257)	52
Deferred taxes, net	(58)	(48)	(127)	(95)

Changes in assets and liabilities:
Trade receivables	27	(272)	705	315
Prepaid expenses and other receivables	(37)	(39)	(775)	(698)
Deferred commissions	341	(484)	748	(843)
Change in long-term lease deposits	3	(112)	23	(115)
Trade payables	(418)	(30)	(823)	(69)
Employees and payroll accruals, accrued expenses and other liabilities	50	583	(224)	331
Deferred revenues	3,891	3,439	6,354	2,930
Accrued severance pay, net	27	(149)	68	(141)
Operating lease liabilities	(368)		(733)	-
Other long-term liabilities	-	9	(111)	70
Net cash provided by (used in) operating activities	782	1,054	(547)	(3,338)

Cash flows from investing activities:

Capitalization of technology, net of grants received	(808)	(798)	(1,435)	(1,460)
Purchase of property and equipment	(406)	(1,011)	(950)	(1,833)
Net cash used in investing activities	(1,214)	(1,809)	(2,385)	(3,293)

Cash flows from financing activities:

Payment of earnout liability	-	(604)	(2,680)	(604)
Proceeds from options exercised	323	273	512	292
Net cash provided by (used in) financing activities	323	(331)	(2,168)	(312)
Effect of exchange rate changes on cash	78	(87)	(48)	(51)
Increase (decrease) in cash, cash equivalents and restricted cash	(31)	(1,173)	(5,148)	(6,994)
Cash, cash equivalents and restricted cash at the beginning of the period	13,039	18,407	18,156	24,228
Cash, cash equivalents and restricted cash at the end of the period	$13,008	$17,234	$13,008	$17,234

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$12,405	$16,627	$12,405	$16,627
Restricted cash included in long-term restricted lease deposits	603	607	603	607

Total cash, cash equivalents and restricted cash	$13,008	$17,234	$13,008	$17,234